Exhibit 99.1

Press Release

Quanex Building Products Corporation

Declares Quarterly Dividend

HOUSTON, February 28, 2014 – Quanex Building Products Corporation (NYSE:NX) a leading components supplier for the global window and door industry, today announced that its Board of Directors declared a quarterly cash dividend of $0.04 per share on the company’s common stock, payable March 28, 2014, to shareholders of record on March 14, 2014.

Financial Contact: Martin Ketelaar, 713-877-5402; Media Contact: Valerie Calvert, 713-877-5305

For additional information, please visit www.quanex.com

www.quanex.com